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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


                                                 JURISDICTION OF
NAME OF ENTITY:                                  INCORPORATION:
---------------                                  ----------------

Applix AG                                        Switzerland

Applix Canada, Inc.                              Delaware

Applix GmbH                                      Germany

Veriteam GmbH                                    Germany

Applix (UK) Limited                              United Kingdom

Veriteam France                                  France

Veriteam Limited                                 United Kingdom

Applix Securities Corp.                          Massachusetts

Applix Singapore, Inc.                           Delaware

Applix Australia Pty. Ltd.                       Australia

Dynamic Decisions Pty. Ltd.                      Australia

Sinper Corporation                               Florida

Target Systems Corporation                       Massachusetts

Veriteam, Inc.                                   Delaware